Master Repurchase
Agreement

September 1996 Version

Dated as of:	AUGUST 2, 2021

Between:	CF SECURED, LLC

and	NEWMARK PARTNERS, L.P.

1.Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.Definitions

(a)“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends, or other distributions thereon;

(g)“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph3(c) or 11 hereof;

(r)“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.Initiation; Confirmation; Termination

(a)An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.Margin Maintenance

(a)If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such sub-paragraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller
Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to re-segregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

* Language to be used under 17 C.F.R. §403.4(e) if Seller is a government securities broker or dealer other than a financial institution.
** Language to be used under 17 C.F.R. §403.5(d) if Seller is a financial institution.

9.Substitution

(a)Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)The non-defaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The non-defaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)In all Transactions in which the defaulting party is acting as Seller, if the non-defaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the non-defaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the non-defaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)In all Transactions in which the defaulting party is acting as Buyer, upon tender by the non-defaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the non-defaulting party, and the defaulting party shall deliver all such Purchased Securities to the non-defaulting party.

(d)If the non-defaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the non-defaulting party, without prior notice to the defaulting party, may:

i.as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the non-defaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and
ii.as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the non-defaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the non-defaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the non-defaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the non-defaulting party for any excess of the price paid (or deemed paid) by the non-defaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the non-defaulting party of the option referred to in sub-paragraph (a) of this Paragraph.

(g)The defaulting party shall be liable to the non-defaulting party for (i) the amount of all reasonable legal or other expenses incurred by the non-defaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the non-defaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the non-defaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)The non-defaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.Non-assignability; Termination

(a)The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.Use of Employee Plan Assets

(a)(a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.Intent

(a) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). (b) It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended. (c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders, or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). (d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to

FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a)in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

CF SECURED, LLC	NEWMARK PARTNERS, L.P.

By: /s/ Jon Yalmokas	By: /s/ Michael Rispoli
Name: Jon Yalmokas	Name: Michael Rispoli
Title: CEO	Title: CFO
Date: August 2, 2021	Date: August 2, 2021

[Signature Page to Master Repurchase Agreement dated AUGUST 2, 2021]

Annex I
Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement dated as of AUGUST 2, 2021 (the “Agreement”) between CF Secured, LLC (“Party A”) and NEWMARK PARTNERS, L.P. (“Party B”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.
1.Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of this Agreement and shall be applicable thereunder:
Annex V (Margin for Forward Transactions)
Annex VIII (Transactions in Equity Securities)
2.The definition of “Market Value” in Paragraph 2(j) is amended by adding thereto after “a generally recognized source agreed to by the parties” the following: “and, in the absence of such agreement, determined by Party A acting in good faith.”
3.Notwithstanding the definition of Purchase Price in Paragraph 2 of the Agreement and the provisions of Paragraph 4 of the Agreement, the parties agree (i) that the Purchase Price will not be increased or decreased by the amount of any cash transferred by one party to the other pursuant to Paragraph 4 of the Agreement and (ii) that transfer of such cash shall be treated as if it constituted a transfer of Securities with a Market Value equal to the U.S. dollar amount of such cash pursuant to Paragraph 4(a) or (b), as the case may be (including for purposes of the definition of “Additional Purchased Securities”). The interest rate on any cash transferred pursuant to Paragraphs 4(a) or (b) shall be as agreed by the parties.
4.Notwithstanding the provisions of Paragraph 4(c), margin calls shall be satisfied as follows: if a party is notified by 10:00 a.m. New York time, such margin call shall be satisfied on the same day, by the close of the Federal Reserve wire for money transactions, and if a party is notified after 10:00 a.m. New York time, such margin call shall be satisfied by the close of the Federal Reserve wire on the next New York business day. Margin calls may be oral and need not be confirmed in writing.
5.Party A will deliver the Confirmations referred to in Paragraph 3(b).
6.Clause 11(b) shall be modified by deleting “and” in the seventh line of clause 11(b) and inserting the following at the end:
“and (iv) the defaulting party agrees to immediately notify the Federal Reserve Bank and the defaulting party’s clearing bank that the defaulting party is no longer entitled to receive Income and other payments through the Federal Reserve Bank’s repo tracking system.  The defaulting party hereby appoints the non-defaulting party as its attorney-in-fact and agent for the sole purpose of notifying the Federal Reserve Bank and defaulting party’s clearing bank to cease remitting any further Income and other payments to the Seller as of the date of default by Seller.”
7.Paragraph 19 of the Agreement is hereby supplemented by adding the following subparagraphs (e) and (f):
“(e) Each party hereto agrees and acknowledges that (i) each and every transfer of funds, securities and other property under this Agreement and each Transaction hereunder is deemed “termination value,” “payment amount,” or “other transfer obligation,” as such terms are used in section 362(b)(6) and 7, a “margin payment,” as defined in section 101, 741, or 761 and a “settlement payment,” as defined in section 101 or 741 of Title 11 of the United States Code (the “Bankruptcy Code”).”
“(f) The parties recognize that each margin maintenance transfer pursuant to Paragraph 4 of the Agreement shall be a “margin payment” as defined in Section 741(5) or 761(15) of the Bankruptcy Code, or any successor provision(s) thereto.”
8.Party A is not required to enter into, extend, renew or “roll-over” any repurchase or reverse repurchase transaction including, but not limited to, any repurchase or reverse repurchase transaction done on an “open” or “demand” basis with Party B, notwithstanding past practice or market custom.
9.Submission to Jurisdiction and Waiver of Immunity.
(a)Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Nothing in this Agreement precludes either party from bringing proceedings in any other jurisdiction in order to enforce any judgment obtained in any proceedings referred to in the preceding sentence, nor will the bringing of such enforcement proceedings in any one or more jurisdictions preclude the bringing of enforcement proceedings in any other jurisdiction.

(b)Each party hereto irrevocably waives any right that it may have to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the Transactions contemplated hereby.

(c)To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement.
10.This Agreement may be executed in several counterparts, each of which will be an original, and all such counterparts taken together will constitute one and the same Agreement. Counterparts may be executed in either original or electronic form (e.g., faxes, DocuSign, emailed portable document format (PDF) form), which shall be accepted as if they were wet-ink execution signatures.

CF SECURED, LLC	NEWMARK PARTNERS, L.P.

By: /s/ Jon Yalmokas	By: /s/ Michael Rispoli
Name: Jon Yalmokas	Name: Michael Rispoli
Title: CEO	Title: CFO
Date: August 2, 2021	Date: August 2, 2021

[Signature Page to Annex I of the Master Repurchase Agreement dated AUGUST 2, 2021]

ANNEX II

Names and Addresses for Communication Between Parties

PARTY A	PARTY B
CF SECURED, LLC 110 East 59th Street, 4th Floor New York, NY 10022 A copy of all notices hereunder shall be sent to: CantorContractManagement-NY@cantor.com	NEWMARK PARTNERS, L.P. 125 Park Avenue New York, NY 10017

Trading Contact Details CF Secured, LLC 110 East 59th Street New York, NY 10022 Tel: (212) 829 - 5435 Fax: (212) 829 - 5436 EMAIL: #DCM-RepoTraders@cantor.com	Trading Contact Details NEWMARK PARTNERS, L.P. 110 East 59th Street New York, NY 10022 Tel: (212) 610 - 3621 Attn: Kalyan Popuri EMAIL: Kalyan.Popuri@cantor.com

Settlement Contact Details CF Secured, LLC 10401 Deerwood Park Blvd Jacksonville, FL 32256 Tel: (904) 598-9298 Attn: Tom Conigliaro and Anthony Pitaressi	Settlement Contact Details NEWMARK PARTNERS, L.P. 10401 Deerwood Park Blvd Jacksonville, FL 32256 Tel: (212) 829 - 4757 Attn: Tom Anzalone EMAIL: TAnzalone@cantor.com

Legal Notices CF Secured, LLC 110 East 59th Street, 7th Floor New York, NY 10022 Tel: (212) 610 3610 Attn: Stephen M. Merkel EMAIL: smerkel@cantor.com	Legal Notices NEWMARK PARTNERS, L.P. 500 W Monroe Street Chicago, 60661 IL Tel: (212) 294 - 7927 Attn: Richard Maletsky EMAIL: RMaletsky@ngkf.com

Annex V
Margin for Forward Transactions

This Annex V forms a part of the Master Repurchase Agreement dated as of AUGUST 2, 2021 (the “Agreement”) between CF Secured, LLC and NEWMARK PARTNERS, L.P. Capitalized terms used but not defined in this Annex V shall have the meanings ascribed to them in the Agreement.

1.Definitions. For purposes of the Agreement and this Annex V, the following terms shall have the following meanings:

“Forward Exposure”, the amount of loss a party would incur upon canceling a Forward Transaction and entering into a replacement transaction, determined in accordance with market practice or as otherwise agreed by the parties;

“Forward Transaction,” any Transaction agreed to by the parties as to which the Purchase Date has not yet occurred;

“Net Forward Exposure,” the aggregate amount of a party’s Forward Exposure to the other party under all Forward Transactions hereunder reduced by the aggregate amount of any Forward Exposure of the other party to such party under all Forward Transactions hereunder;

“Net Unsecured Forward Exposure,” a party’s Net Forward Exposure reduced by the Market Value of any Forward Collateral transferred to such party (and not returned) pursuant to Paragraph 2 of this Annex V.

2.Margin Maintenance.

(a)    If at any time a party (the “In-the-Money Party”) shall have a Net Unsecured Forward Exposure to the other party (the “Out-of-the-Money Party”) under one or more Forward Transactions, the In-the-Money Party may by notice to the Out-of-the-Money Party require the Out-of-the-Money Party to transfer to the In-the-Money Party Securities or cash reasonably acceptable to the In-the-Money-Party (together with any Income thereon and proceeds thereof, “Forward Collateral”) having a Market Value sufficient to eliminate such Net Unsecured Forward Exposure. The Out-of-the-Money Party may by notice to the In-the-Money Party require the In-the-Money Party to transfer to the Out-of-the-Money Party Forward Collateral having a Market Value that exceeds the In-the-Money Party’s Net Forward Exposure (“Excess Forward Collateral Amount”). The rights of the parties under this subparagraph shall be in addition to their rights under subparagraphs (a) and (b) of Paragraph 4 and any other provisions of the Agreement.

(b)    The parties may agree, with respect to any or all Forward Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph may be exercised only where a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, exceeds a specified dollar amount or other specified threshold for such Forward Transactions (which amount or threshold shall be agreed to by the parties prior to entering into any such Forward Transactions).

(c)    The parties may agree, with respect to any or all Forward Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph to require the elimination of a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, may be exercised whenever such a Net Unsecured Forward Exposure or Excess Forward Collateral Amount exists with respect to any single Forward Transaction hereunder (calculated without regard to any other Forward Transaction out-standing hereunder).

(d)    The parties may agree, with respect to any or all Forward Transactions hereunder, that (i) one party shall transfer to the other party Forward Collateral having a Market Value equal to a specified dollar amount or other specified threshold no later than the Margin Notice Deadline on the day such Forward Transaction is entered into by the parties or (ii) one party shall not be required to make any transfer otherwise required to be made under this Paragraph if, after giving effect to such transfer, the Market Value of the Forward Collateral held by such party would be less than a specified dollar amount or other specified threshold (which amount or threshold shall be agreed to by the parties prior to entering into any such Forward Transactions).

(e)    If any notice is given by a party to the other under subparagraph (a) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer Forward Collateral as provided in such subparagraph no later than the close of business in the relevant market on such business day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such Forward Collateral no later than the close of business in the relevant market on the next business day.

(f)    Upon the occurrence of the Purchase Date for any Forward Transaction and the performance by the parties of their respective obligations to transfer cash and Securities on such date, any Forward Collateral in respect of such Forward Transaction, together with any Income thereon and proceeds thereof, shall be transferred by the party holding such Forward Collateral to the other party; provided, however, that neither party shall be required to transfer such Forward Collateral to the other if such transfer would result in the creation of a Net Unsecured Forward Exposure of the transferor.

(g)    The Pledgor (as defined below) of Forward Collateral may, subject to agreement with and acceptance by the Pledgee (as defined below) thereof, substitute other Securities reasonably acceptable to the Pledgee for any Securities Forward Collateral. Such substitution shall be made by transfer to the Pledgee of such other Securities and transfer to the Pledgor of such Securities Forward Collateral. After substitution, the substituted Securities shall constitute Forward Collateral.

3.Security Interest.

(a)    In addition to the rights granted to the parties under Paragraph 6 of the Agreement, each party (“Pledgor”) hereby pledges to the other party (“Pledgee”) as security for the performance of its obligations hereunder, and grants Pledgee a security interest in and right of setoff against, any Forward Collateral and any other cash, Securities or property, and all proceeds of any of the foregoing, transferred by or on behalf of Pledgor to Pledgee or due from Pledgee to Pledgor in connection with the Agreement and the Forward Transactions hereunder.

(b)    Unless otherwise agreed by the parties, a party to whom Forward Collateral has been transferred shall have the right to engage in repurchase transactions with Forward Collateral or otherwise sell, transfer, pledge or hypothecate Forward Collateral, including in respect of loans or other extensions of credit to such party that may be in amounts greater than the Forward Collateral such party is entitled to as security for obligations hereunder, and that may extend for periods of time longer than the periods during which such party is entitled to Forward Collateral as security for obligations hereunder; provided, however, that no such transaction shall relieve such party of its obligations to transfer Forward Collateral pursuant to Paragraph 2 or 4 of this Annex V or Paragraph 11 of the Agreement.

4.Events of Default.

(a)    In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if either party fails, after one business day’s notice, to perform any covenant or obligation required to be performed by it under Paragraph 2 or any other provision of this Annex.

(b)     In addition to the other rights of a nondefaulting party under Paragraphs 11 and 12 of the Agreement, if the nondefaulting party exercised or is deemed to have exercised the option referred to in Paragraph 11(a) of the Agreement:

(i)    The nondefaulting party, without prior notice to the defaulting party, may (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Forward Collateral subject to any or all Forward Transactions hereunder and apply the proceeds thereof to any amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Forward Collateral, to give the defaulting party credit for such Forward Collateral in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against any amounts owing by the defaulting party hereunder.

(ii)    Any Forward Collateral held by the defaulting party, together with any Income thereon and proceeds thereof, shall be immediately transferred by the defaulting party to the nondefaulting party. The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), and without prior notice to the defaulting party, (i) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Securities Forward Collateral that is not delivered by the defaulting party to the nondefaulting party as required hereunder or (ii) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefore on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source, whereupon the defaulting party shall be liable for the price of such Replacement Securities together with the amount of any cash Forward Collateral not delivered by the defaulting party to the nondefaulting party as required hereunder.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Forward Collateral subject to any Forward Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid quotations for any Forward Collateral, the nondefaulting party may establish the source therefore in its sole discretion and (3) all prices and bids shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Forward Collateral).

5.No Waivers, Etc. Without limitation of the provisions of Paragraph 17 of the Agreement, the failure to give a notice pursuant to subparagraph (a), (b), (c) or (d) of Paragraph 2 of this Annex V will not constitute a waiver of any right to do so at a later date.

Annex VIII
Transactions in Equity Securities

This Annex VIII (including any Schedules hereto) forms a part of the Master Repurchase Agreement dated as of AUGUST 2, 2021 (the “Agreement”) between CF Secured, LLC and NEWMARK PARTNERS, L.P. This Annex VIII sets forth supplemental terms and conditions governing all Transactions in U.S. and non-U.S. Equity Securities. In the event of any conflict between the terms of this Annex VIII and any other term of the Agreement, the terms of this Annex VIII shall prevail. Capitalized terms used but not defined in this Annex VIII shall have the meanings ascribed to them in the Agreement.

1. Definitions. For the purposes of the Agreement and this Annex VIII, the following terms shall have the following meanings:

“Equity Security”, any stock or similar security; or any security convertible, with or without consideration, into such a security; or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right; or any other “equity security” within the meaning of Section 3(a)(11) of the Exchange Act and the rules thereunder;

“Exchange Act”, the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder;

“Market Value”, with respect to Equity Securities, the meaning given in Paragraph 9 of this Annex;

“Purchased Securities” (including any “Additional Purchased Securities”), the meaning specified in the Agreement, except that if any new or different Security or other consideration shall be exchanged for any Purchased Security by recapitalization, merger, consolidation or other corporate action, such new or different Security or other consideration shall, effective upon such exchange, be deemed to become a Purchased Security, in substitution for the former Purchased Security for which such exchange is made;

“Securities Act”, the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder;

“Standard Settlement Date”, the standard date for settlement of transactions in an Equity Security, established in accordance with Rule 15c6-1 under the Exchange Act, where applicable, or otherwise in accordance with customary market practice for such Equity Security, unless the parties agree to the contrary.

2. Termination. Notwithstanding Paragraph 3(c) of the Agreement, in the case of Transactions in respect of Equity Securities terminable upon demand, the termination date specified in any notice by Seller shall be a business day no earlier than the Standard Settlement Date for trades of Purchased Securities entered into at the time of such notice.

3. Margin Maintenance. In addition to any agreement by the parties under Paragraph 4(f) of the Agreement, Buyer and Seller may agree, with respect to any or all Transactions under the Agreement, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of Paragraph 4 of the Agreement to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or a Margin Excess exists with respect to any class of Transactions under the Agreement (calculated without regard to any other class of Transactions outstanding under the Agreement). The classes designated by the parties under this Paragraph may include, without limitation, Transactions in Equity Securities and Transactions in non-Equity Securities.

4. Dividends, Distributions, etc.

(a) In accordance with Paragraph 5 of the Agreement, Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of Purchased Securities that is not otherwise received by Seller, to the full extent it would be so entitled if Purchased Securities had not been sold to Buyer. The parties expressly acknowledge and agree, for the avoidance of doubt, that such Income shall include, but not be limited to: (i) cash and all other property, (ii) stock dividends, (iii) Securities received as a result of split ups of Purchased Securities and distributions in respect thereof, (iv) interest payments and (v) all rights to purchase additional Securities (except to the extent that any amounts included in the foregoing clauses (i) through (v) would be deemed to be Purchased Securities under Paragraph 1 of this Annex).

(b) Cash Income paid or distributed on or in respect of Purchased Securities, which Seller is entitled to receive pursuant to subparagraph (a) of this Paragraph, shall be treated in accordance with Paragraph 5 of the Agreement. Notwithstanding Paragraph 5 of the Agreement, non-cash Income received by Buyer shall be added to the Purchased Securities on the date of distribution and shall be considered such for all purposes, subject to Buyer’s obligation to transfer Purchased Securities to Seller upon termination of the relevant Transaction in accordance with the terms of the Agreement.

5. Payment and Transfer. In addition to the transfer methods set forth in Paragraph 7 of the Agreement, Equity Securities transferred by one party hereto to the other party may be transferred through The Depository Trust Company.

6. Additional Representations. In addition to the representations and warranties set forth in Paragraph 10 of the Agreement, the following representations and warranties shall apply, unless otherwise agreed by the parties:

(a) on the Purchase Date for any Transaction and again on each date that Additional Purchased Securities that are Equity Securities are transferred pursuant to Paragraph 4(a) of the Agreement, Seller represents and warrants that (i) Seller is familiar with the provisions of Rule 144 under the Securities Act, (ii) Seller is not, and within the preceding three months has not been, an “affiliate” of the issuer of any Purchased Securities or Additional Purchased Securities as that term is used in Rule 144, and (iii) any Purchased Securities or Additional Purchased Securities transferred to Buyer by Seller are not “restricted securities” within the meaning of Rule 144 or otherwise subject to any legal, regulatory or contractual restrictions on transfer; and

(b) on the Repurchase Date for any Transaction and on each date that Purchased Securities that are Equity Securities are transferred pursuant to Paragraph 4(b) of the Agreement, Buyer represents and warrants that (i) Buyer is familiar with the provisions of Rule 144 under the Securities Act, (ii) Buyer is not, and within the preceding three months has not been, an “affiliate” of the issuer of any Purchased Securities as that term is used in Rule 144, and (iii) assuming the accuracy and completeness of Sellers representations under subparagraph (a) of this Paragraph, any Purchased Securities transferred to Seller by Buyer are not “restricted securities” within the meaning of Rule 144 or otherwise subject to any legal, regulatory or contractual restrictions on transfer.

7. Rights of Buyer in Purchased Securities. Except as otherwise agreed by the parties, Seller waives the right to vote, or to provide any consent or to take any similar action with respect to, Purchased Securities that are Equity Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of a Transaction.

8. Events of Default. In addition to the Events of Default set forth in Paragraph 11 of the Agreement, it shall be an additional “Event of Default” if either party fails to perform any covenant or obligation required to be performed by it under this Annex VIII, provided, however, that to the extent that Paragraphs 3 and 4 hereof supplement and amend, respectively, Paragraphs 4 and 5 of the Agreement, any such failure under Paragraphs 3 or 4 hereof shall constitute an “Event of Default” only after the expiration of the notice period, if any, specified in the Agreement with respect to the occurrence of an Event of Default for such a failure under such Paragraph 4 or 5 of the Agreement, as applicable.

9. Market Value

(a) Unless otherwise agreed, if the principal market for the Equity Securities to be valued is a national securities exchange in the United States, their Market Value shall be determined by their last sale price on such exchange on the preceding business day or, if there was no sale on that day, by the last sale price on the next preceding business day on which there was a sale on such exchange, all as quoted on the Consolidated Tape or, if not quoted on the Consolidated Tape, then as quoted by such exchange.

(b) Except as provided in subparagraph (c) of this Paragraph or as otherwise agreed, if the principal market for the Equity Securities to be valued is the over-the-counter market, their Market Value shall be determined as follows. If the Equity Securities are quoted on The Nasdaq Stock Market (“Nasdaq”), their Market Value shall be the closing sale price on Nasdaq on the preceding business day or, if the Equity Securities are issues for which last sale prices are not quoted on Nasdaq, the closing bid price on such day. If the Equity Securities to be valued are not quoted on Nasdaq, their Market Value shall be the highest bid quotation as quoted in any of The Wall Street Journal, the OTC Bulletin Board service, quotations sheets of registered market makers and, if necessary, dealer’s telephone quotations on the preceding business day. In each case, if the relevant quotation did not exist on such day, then the relevant quotation on the next preceding business day in which there was such a quotation shall be the Market Value.

(c) Unless otherwise agreed, if the Equity Securities to be valued are principally cleared and settled outside the United States, their Market Value shall be determined as of the close of business on the preceding business day in accordance with market practice in the principal market for such Equity Securities.

(d) All determinations of Market Value under subparagraphs (a), (b) and (c) of this Paragraph shall include, where applicable, accrued Income to the extent not already included therein (other than any Income transferred to the other party pursuant to Paragraph 4 of this Annex), unless market practice with respect to the valuation of such Equity Securities in connection with repurchase agreements is to the contrary.

10. Additional Covenant. Except to the extent required by applicable law or regulation or as otherwise agreed, Seller and Buyer agree that Transactions hereunder shall in no event be “exchange contracts” for purposes of the rules of any securities exchange and that Transactions hereunder shall not be governed by the buy-in or other rules of any such exchange, registered national securities association or other self-regulatory organization.

CF SECURED, LLC	NEWMARK PARTNERS, L.P.

By: /s/ Jon Yalmokas	By: /s/ Michael Rispoli
Name: Jon Yalmokas	Name: Michael Rispoli
Title: CEO	Title: CFO
Date: August 2, 2021	Date: August 2, 2021

[Signature Page to Annex VIII of the Master Repurchase Agreement dated AUGUST 2, 2021]

Schedule VIII.A

Additional Provisions Regarding Transactions in Equity Securities

This Schedule VIII.A forms a part of Annex VIII to the Master Repurchase Agreement dated as of AUGUST 2, 2021 (the “Agreement”) between CF Secured, LLC and NEWMARK PARTNERS, L.P. Capitalized terms used but not defined in this Schedule VIII.A shall have the meanings ascribed to them in Annex VIII.

“Notice of Corporate Actions. In relation to Purchase Securities that are Equity Securities, Buyer shall notify Seller (as soon as possible but in any event within two business days after the day on which a holder of such Purchase Securities would in the normal course have received such notice from the issuer) of any notice issued by the issuer of such Securities to the holders of such Securities relating to any proposed conversion, subdivision, consolidation, takeover, preemption, option or other similar right or event affecting such Securities or of any Income payment declared in respect of such Securities. Whether or not such notice is received from Buyer, upon the issuance of any such notice issued by the issuer Seller may cause the Transaction to be terminated in accordance with Paragraph 3 of the Agreement as if the Transaction were a demand Transaction.”

CF SECURED, LLC	NEWMARK PARTNERS, L.P.

By: /s/ Jon Yalmokas	By: /s/ Michael Rispoli
Name: Jon Yalmokas	Name: Michael Rispoli
Title: CEO	Title: CFO
Date: August 2, 2021	Date: August 2, 2021

[SIGNATURE PAGE TO ANNEX VIII OF THE MASTER REPURCHASE AGREEMENT DATED AUGUST 2, 2021]